Investor Contact:	Mark Haden
Bunge Limited
1-914-684-3398
Mark.Haden@Bunge.com

Media Contact:	Susan Burns
Bunge Limited
1-914-684-3246
Susan.Burns@Bunge.com

Bunge Limited Reaches Additional Agreements with
Owners of Moema Group Sugarcane Mills

White Plains, NY – January 12, 2010 – Bunge Limited (“Bunge”) (NYSE:BG) today announced that it has reached agreements to become the owner of additional interests in the Moema Group cluster of sugarcane mills located in Brazil.

As previously announced, in December 2009, Bunge entered into an agreement to become the 100% owner of Usina Moema Participações S.A. (“Moema Par”).  With the agreements announced today, Bunge will have an effective share of approximately 89% of the 15.4 million metric tons of annual crushing capacity of the Moema Group cluster and will become the sole owner of five of the six mills (Moema, Frutal, Itapagipe, Ouroeste and Guariroba) comprising the cluster.

The economic terms of the transactions announced today are consistent with those of the previously announced Moema Par transaction, except that two shareholders in one of the mills will receive cash (on a discounted basis), rather than common shares of Bunge Limited, for their interests.   Bunge has agreed to issue approximately 3.5 million common shares in exchange for the additional interests announced today, bringing the total number of shares to be issued by Bunge Limited in the transactions to approximately 10.8 million and total net debt assumed to approximately $675 million.  The final number of shares to be issued will be based on the amount of net indebtedness and working capital of the mills at closing.

In the coming weeks, Bunge may reach an agreement in respect of the sixth mill constituting the Moema Group cluster.

Bunge Limited has agreed to file a registration statement for the common shares to be issued to the new shareholders, which will allow the shareholders to resell their common shares from time to time. In addition, the shareholders receiving common shares of Bunge Limited have agreed, during the 18 month period after the closing, to certain volume and other restrictions with respect to sales of their common shares.

The closings of the transactions announced today are expected to occur within the next 90 days, subject to certain conditions.

About Bunge Limited
Bunge Limited (www.Bunge.com, NYSE: BG) is a leading global agribusiness and food company founded in 1818 and headquartered in White Plains, New York.  Bunge’s 25,000 employees in over 30 countries enhance lives by improving the global agribusiness and food production chain.  The company supplies fertilizer to farmers; originates, transports and processes oilseeds, grains and other agricultural commodities; produces food products for commercial customers and consumers; and supplies raw materials and services to the biofuels industry.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements.  All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities.  We have tried to identify these forward-looking statements by using words including “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “plan,” “intend,” “estimate,” “continue” and similar expressions.  These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.  The following important factors, among others, could affect our business and financial performance: industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products used in our business, fluctuations in energy and freight costs and competitive developments in our industries; the effects of weather conditions and the outbreak of crop and animal disease on our business; global and regional agricultural, economic, financial and commodities market, political, social and health conditions; the outcome of pending regulatory and legal proceedings; our ability to complete, integrate and benefit from acquisitions, including the transactions discussed in this news release, dispositions, joint ventures and strategic alliances; changes in government policies, laws and regulations affecting our business, including agricultural and trade policies, tax regulations and biofuels legislation; and other factors affecting our business generally.  The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.